UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

ARCIMOTO, INC.
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held July 29, 2022

This supplement, dated July 20, 2022, supplements the definitive proxy statement (the “Proxy Statement”) of Arcimoto, Inc. filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022 relating to the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), previously scheduled to be held on June 17, 2022 and subsequently adjourned to July 15, 2022 at our principal executive offices located at 2034 West 2nd Avenue, Eugene, Oregon 97402 at 9:00 AM PDT. The Annual Meeting was called to order at 9:00 AM PDT, on Friday, July 15, 2022 and then adjourned.

Notice is hereby given that the Annual Meeting has been adjourned and will reconvene at 9:00 AM PDT on Friday, July 29, 2022. The Annual Meeting will be held at our principal executive offices located at 2034 West 2nd Avenue, Eugene, Oregon 97402. No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement. Stockholders of record at the close of business on April 20, 2022 who have not yet voted are encouraged to vote by 11:59 p.m., Eastern Time (ET) on July 28, 2022, are entitled to vote at the Annual Meeting to be held on July 29, 2022, and may participate in the meeting using the control number included in the previously-distributed proxy materials.